                                                                    Exhibit 10.1


                       REDEMPTION AND CONVERSION AGREEMENT

         THIS REDEMPTION AND CONVERSION AGREEMENT (this "Agreement") is made this 29th day of December 2003, between Brandywine Realty Trust ("BRT") and Five Arrows Realty Securities III L.L.C. ("Five Arrows").

         WHEREAS, BRT and Five Arrows entered into the Investment Agreement dated as of April 19, 1999 (the "Investment Agreement"), pursuant to which Five Arrows purchased (i) 4,375,000 shares of 8.75% Series B Senior Cumulative Convertible Preferred Shares, par value $.01 per share (the "Preferred Shares"), of BRT and (ii) warrants (the "Warrants") to purchase up to 500,000 common shares of beneficial interest, par value $.01 per share ("Common Shares"), of BRT;

         WHEREAS, Five Arrows wishes to sell, and BRT wishes to purchase, 3,281,250 Preferred Shares (the "Redemption Shares") for an aggregate purchase price of $92,531,250, including accrued and unpaid dividends (the "Preferred Share Redemption Price") allocated in the amounts set forth in Schedule 1 hereto, on the terms and conditions set forth herein;

         WHEREAS, Five Arrows wishes to sell, and BRT wishes to purchase, one-half of the Warrants (the "Purchase Warrants") represented by the originally executed Warrant Certificate No. W-1 (i.e., Warrants exercisable for 250,000 Common Shares) (or any successor Warrant Certificate(s) thereto) (the "Original Certificate"), for an aggregate purchase price of $1,187,500 (the "Warrant Purchase Price") on the terms and conditions set forth herein; and

         WHEREAS, Five Arrows wishes to exercise its right to convert the 1,093,750 Preferred Shares (the "Conversion Shares"), which are not included in the Redemption Shares, into 1,093,750 Common Shares on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereto, intending to be legally bound, agree as follows:

         1. Sale and Redemption of Redemption Shares. Subject to the terms and conditions of this Agreement, at the closing provided for in Section 4 hereof (the "Closing") (i) Five Arrows shall sell to BRT, free and clear of all liens, claims and encumbrances ("Liens"), other than those Liens, if any, as have been imposed by BRT or by agreement with BRT, including without limitation, Liens created pursuant to (w) the Operating Agreement dated as of April 19, 1999 between BRT and Five Arrows, as amended (the "Operating Agreement") (x) the Articles Supplementary Classifying and Designating the Preferred Shares as 8.75% Series B Senior Cumulative Convertible Preferred Shares (the "Articles"), (y) the Agreement and Waiver dated April 19, 1999 between BRT and Five Arrows (the " Agreement and Waiver," and collectively with the Operating Agreement and the Articles, the "Governing Documents") or (z) any other contract, agreement, instrument or other document with or of BRT relating to or otherwise governing the rights and obligations of the Preferred Shares, and (ii) BRT shall purchase and accept the Redemption Shares from Five Arrows for the Preferred Share Redemption Price. At the Closing BRT shall pay the Preferred Share Redemption Price payable in United States dollars by wire transfer of funds immediately available in New York City to such account as Five Arrows shall designate in a written notice delivered to BRT on or before the Closing Date (as defined below). Simultaneously with the payment of the Preferred Share Redemption Price, Five Arrows shall deliver to BRT the certificate(s) representing the Redemption Shares, duly endorsed for transfer or accompanied by share transfer powers endorsed in blank. For purposes of clarification only, in consideration of the Preferred Share Redemption Price, Five Arrows hereby acknowledges that it is not entitled to the quarterly dividend on the Common Shares for the fiscal quarter ended December 31, 2003 of $0.44 per Common Share declared by the BRT Board of Trustees on December 18, 2003 and payable on January 15, 2004 to shareholders of record as of

December 31, 2003; it being understood that Five Arrows shall be entitled to any dividends declared on the Common Shares for any periods subsequent thereto so long as Five Arrows is a record holder of Common Shares as of the record date declared by the BRT Board of Trustees for such dividend.

         2. Sale and Purchase of Warrants. Subject to the terms and conditions of this Agreement, at the closing (i) Five Arrows shall sell to BRT the Purchase Warrants, free and clear of all Liens, other than those Liens, if any, as have been imposed by BRT or by agreement with BRT, including without limitation, Liens created pursuant to (x) the Governing Documents, (y) the Warrant or (z) any other contract, agreement, instrument or other document relating to or otherwise governing the rights and obligations of the Warrants or the Common Shares underlying such Warrants and (ii) BRT shall purchase and accept the Purchase Warrants from Five Arrows, for the Warrant Purchase Price. At the Closing, BRT shall pay the Warrant Purchase Price payable in United States dollars by wire transfer of funds immediately available in New York City to such account as Five Arrows shall designate in a written notice delivered to BRT on or before the Closing Date. Simultaneously with the payment of the Warrant Purchase Price, Five Arrows shall deliver to BRT the Warrants represented by the Original Certificate, which Original Certificate(s) shall be cancelled, and BRT will execute and deliver to Five Arrows a replacement Warrant Certificate in the identical form of the Original Certificate that covers the remaining 250,000 Common Shares not sold and purchased pursuant to this Agreement without legend or any transfer restriction, except as set forth herein.

         3. Conversion of Conversion Shares. Subject to the terms and conditions of this Agreement, Five Arrows agrees to convert the Conversion Shares into 1,093,750 Common Shares (the "Conversion") on the Closing Date and Five Arrows agrees to deliver to BRT on the Closing Date the share certificate(s) representing the Conversion Shares, duly endorsed for transfer or accompanied by share transfer powers endorsed in blank. As promptly as practicable after the receipt by BRT of the share certificate(s) representing the Conversion Shares, with appropriate share transfer powers, BRT will issue to Five Arrows 1,093,750 Common Shares without legend or any transfer restriction (the "Conversion Common Shares").

         4. Closing Date. The Closing of (i) the sale and purchase of the Redemption Shares and Purchase Warrants and (ii) the Conversion shall take place at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022 at 10:00 a.m. New York City time, on the date on which BRT issues any preferred shares of beneficial interest (the "New Preferred Shares") pursuant to the Underwriting Agreement dated as of the date hereof (the "Underwriting Agreement") between BRT and Bear Stearns & Co. Inc. ("Bear Stearns") or at such other time and place as BRT and Five Arrows mutually agree in writing. The date upon which the Closing occurs is hereinafter referred to as the "Closing Date." In the event that BRT does not issue, on or before December 30, 2003, the New Preferred Shares pursuant to the Underwriting Agreement for net proceeds (after any underwriting discounts or commissions due to Bear Stearns pursuant to such Underwriting Agreement) to BRT at least equal to $50,000,000, then this Agreement shall terminate, without liability of BRT to Five Arrows or liability of Five Arrows to BRT, except as otherwise set forth herein.

         5. Termination of Rights and Obligations. Upon receipt by Five Arrows of (i) the Preferred Share Redemption Price and the Warrant Purchase Price and
(ii) the Conversion Common Shares, Five Arrows agrees that neither it nor anyone claiming under or through it shall have any rights under the Articles and all rights and obligations of Five Arrows and BRT under the Investment Agreement, the Operating Agreement and the Agreement and Waiver shall terminate.

         6. Release by BTR. BTR, on behalf of itself and its owners, members, shareholders, other equity holders, directors, officers, employees, agents, attorneys, assigns and successors by operation of law, hereby, effective after the Closing Date, fully releases and forever discharges Five Arrows and its officers, directors, members or holders of other similar equity and/or economic interests, servants, present employees, past employees, consultants, attorneys, insurers, agents, assigns, heirs, executors, administrators, legal representatives, and successors by operation of law, from all or any manner or rights, claims, and actions, in law or in equity, of whatever kind or nature, whether known or unknown, whether now existing or hereinafter arising on the basis of events existing as of and prior to the Closing, including without limitation by virtue of execution and delivery of this Agreement or the consummation of the transaction contemplated hereby, which BRT and the above-mentioned agents, representatives, successors and assigns, ever had, now have, or may have hereafter against Five Arrows and its above-referenced agents, representatives, successors, and assigns

         7. Representations of Five Arrows. Five Arrows hereby represents and warrants to BRT as follows:

                  (a) Five Arrows is the sole record and beneficial owner of the Redemption Shares, the Conversion Shares and the Warrants. Five Arrows owns the Redemption Shares, the Conversion Shares and the Warrants and, upon transfer or delivery of such Redemption Shares, Conversion Shares and Warrants to BRT pursuant to this Agreement, such Redemption Shares, Conversion Shares and Warrants shall be transferred free and clear of all Liens of every kind, nature and description whatsoever, other than as has been imposed by BRT or by agreement with BRT, including without limitation, Liens, if any, created pursuant to (x) the Governing Documents, (y) the Warrant or (z) any other contract, agreement, instrument or other document relating to or otherwise governing the rights and obligations of the Preferred Shares, the Warrants or the Common Shares underlying such Warrants. No third party has any option or right to purchase or acquire or to vote any of the Redemption Shares, Conversion Shares or Warrants.

                  (b) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Five Arrows do not and will not (i) conflict with or result in a material breach of or default under any agreement to which Five Arrows is a party or by which Five Arrows is bound or subject; or (ii) result in or constitute the basis for the creation of any Lien of any nature whatsoever on or in respect of the Redemption Shares, the Conversion Shares or the Warrants.

                  (c) Five Arrows is a limited liability company duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation, and Five Arrows has all requisite power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Five Arrows and constitutes the valid and binding obligation of Five Arrows, enforceable against it in accordance with its terms, except that such enforcement may be limited by applicable bankruptcy, insolvency or other similar laws affecting creditors' rights generally, and general equitable principles.

         8. Representations of BRT. BRT hereby represents and warrants to Five Arrows as follows:

                  (a) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby has been duly authorized by all necessary trust action on the part of BRT and such execution and delivery by BRT do not and will not conflict with or result in a breach of or default under any agreement to which BRT is a party or by which BRT is bound or subject, including without limitation the Governing Documents, the Warrant or any other constitutive documents.

                  (b) This Agreement has been duly executed and delivered by BRT and constitutes the valid and binding obligation of BRT, enforceable against BRT in accordance with its terms, except that such enforcement may be limited by applicable bankruptcy, insolvency or other similar laws affecting creditors' rights generally, and general equitable principles.

                  (c) No broker, finder, agent or similar intermediary acting by or on behalf of BRT in connection with this Agreement or the transactions contemplated hereby shall be entitled to any broker's, finder's, or similar fee or other commission from the proceeds thereof from Five Arrows in connection therewith based on any contract or other agreement with BRT or any action taken by BRT. In the event that the preceding sentence is in any way inaccurate, BRT agrees to indemnify and hold harmless Five Arrows from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability) for which Five Arrows is responsible.

                  (d) This Agreement is made with BRT in reliance upon BRT's representation to Five Arrows, which by BRT's execution of this Agreement BRT hereby confirms, that BRT is not an "underwriter" (as such term is defined under the Securities Act of 1933, as amended (the "Securities Act")), that the Redemption Shares and the Purchase Warrants will be acquired for investment for BRT's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that BRT has no present intention of selling, granting any participation in, or otherwise distributing the same.

                  (e) BRT acknowledges that it has undertaken its own review of the Redemption Shares and the Purchase Warrants Shares and is not relying on any information or advice from Five Arrows or its agents or representatives.

                  (f) BRT has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to BRT and other financial or business matters so that it is capable of evaluating the merits and risks of its investment in the Redemption Shares and the Purchase Warrants. BRT acknowledges that the transactions contemplated by this Agreement are highly speculative and entail a substantial degree of risk and BRT can bear such risk.

                  (g) BRT is an "accredited investor" within the meaning of Securities Exchange Commission Rule 501 of Regulation D, as presently in effect.

         9. Notices. All notices required to be given to any of the parties hereunder shall be in writing and shall be deemed to have been sufficiently given for all purposes when presented personally to such party or sent by certified or registered mail, return receipt requested, to such party at its address set forth below:

    If to BRT:                  Brandywine Realty Trust
                                401 Plymouth Road
                                Suite 500
                                Plymouth Meeting, PA 19462
                                Attn: President and Chief Executive Officer and
                                      General Counsel
                                Tel: (610) 325-5600
                                Fax: (610) 325-5622

    If to Five Arrows:          Rothschild Realty Inc.
                                1251 Avenue of the Americas
                                New York, New York 10020
                                Attn:  Matthew Kaplan
                                Tel: (212) 403-3500
                                Fax: (212) 403-3520

                                With copies to:

                                Schulte Roth & Zabel LLP
                                919 Third Avenue
                                New York, NY 10022
                                Attention: Andre Weiss, Esq.
                                Tel: (212) 756-2431
                                Fax: (212) 593-5955

         All notices, requests, claims, demands and other communications to be given under this Agreement shall be in writing and shall be deemed given (i) three (3) business days following sending by registered or certified mail, postage prepaid, (ii) when sent if sent by facsimile; provided, however, that the facsimile is promptly confirmed by telephone confirmation thereof, (iii) when delivered, if delivered personally to the intended recipient, and (iv) one business day following sending by overnight delivery via a national courier service.

         10. Fees and Expenses. Each of the parties hereto shall pay its own fees and expenses incident to the negotiation, preparation and execution of this Agreement, including attorneys', accountants' and other advisors fees, except that BRT shall pay all stock transfer Taxes, recording fees and other sales, transfer, use, purchase or similar taxes resulting from the transactions contemplated hereby; provided, that in the event that this Agreement is terminated in accordance with Section 4 hereof, BRT shall immediately pay Five Arrows a sum equal to $75,000 and reimburse Five Arrows for all reasonable out-of-pocket fees and expenses, including attorneys', accountants' and other advisors fees incident to the negotiation, preparation and execution of this Agreement up to $75,000 and shall be paid in United States dollars same day funds within two days after the date this Agreement is terminated. BRT and Five Arrows agree that the agreements contained in this Section 10 are an integral part of the transactions contemplated by this Agreement and constitute liquidated damages and not a penalty and that without this Agreement, Five Arrows would not enter into this Agreement. Accordingly, if BRT fails to pay to Five Arrows any amounts due under this Section 10, BRT shall pay the fees and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit of other legal action, taken to collect payment, together with interest on such amounts at the prime rate of J.P. Morgan Chase & Co. in effect on the date such payment was required to be made.

         11. Tax Characterization of Sale and Redemption of Redemption Shares. Five Arrows and BRT will treat the sale and redemption of the Redemption Shares as a redemption of the "Shares" described in Section 302(a) of the Internal Revenue Code of 1986, as amended.

         12. Counterparts. This Agreement may be executed through the use of separate signature pages, which taken together shall constitute one binding agreement.

         13. Section and Other Headings. The section and other headings contained herein are for reference purposes only and shall not affect the meaning or interpretation of the Agreement.

         14. Survival. All representations, warranties and covenants contained in the Agreement shall survive the redemption, purchase and conversion provided for in this Agreement.

         15. Waivers and Amendments. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties hereto or, in the case of a waiver, by the party waiving compliance.

         16. Entire Agreement. This instrument contains the entire agreement of the parties with respect to the subject matter of this Agreement and supersedes all prior and contemporaneous agreements.

         17. No Assignment. This Agreement may not be assigned, sold, or transferred by either party without the prior written consent of the other party, except by operation of law; provided, that Five Arrows may assign any of its rights and obligations, in whole or in party, under this Agreement to any of its affiliates; provided, however, that any such assignment by Five Arrows shall not relieve it of its obligations hereunder,

         18. Publicity. No publicity release or announcement concerning this Agreement or the transactions contemplated hereby shall be issued without advance approval of the form and substance thereof by Five Arrows and BRT; provided; however, that neither party to this Agreement shall be obligated to obtain the advance approval of the other party in order to include this Agreement as an exhibit to any filing made under the Securities Act or the Securities Exchange Act of 1934, as amended.

         19. Further Assurances In addition to the actions, contracts and other agreements and documents and other papers specifically required to be taken or delivered pursuant to this Agreement, each of the parties hereto shall execute such contracts and other agreements and documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.

         20. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with and subject to, the laws of the State of New York applicable to agreements made and to be performed entirely within such State.

         21. Consent to Jurisdiction and Service of Process. Any legal suit, action, claim, proceeding or investigation arising out of or relating to this Agreement or the transactions contemplated hereby may be instituted in any state or federal court in the State of New York, and each of the parties hereto waives any objection which such party may now or hereafter have to the laying of the venue of any such suit, action, claim, proceeding or investigation, and irrevocably submits to the jurisdiction of any such court in any such suit, action, claim, proceeding or investigation. Any and all service of process and any other notice in any such suit, action, claim, proceeding or investigation shall be effective against any party if given by registered or certified mail, return receipt requested, or by any other means of mail which requires a signed receipt, postage prepaid, mailed to such party as herein provided.

         22. Binding Effect; Benefit. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

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

         23. Board of Trustees. The parties agree that immediately following termination of the rights of Five Arrows and of anyone claiming under or through it under the Articles and other documents referred to in Section 5 of this Agreement, D. Pike Aloian will continue as a Trustee of BRT until January 23, 2004, subject to his right to resign at any time and for any reason or for no reason and subject to the right of a majority of the Board of Trustees of BRT to request and thereupon receive his resignation at any time and for any reason or for no reason. For clarity, while serving on the Board of Trustees, Mr. Aloian will not have any of the special approval rights conferred upon the "Section 4(c) Trustee" in the Articles, which special approval rights will terminate as provided in Section 5 of this Agreement.

         24. Lock-up. Five Arrows agrees that until the earlier of (i) 11:59 p.m. January 22, 2004 and (ii) the consummation by BRT of a sale or distribution or other transfer of its Common Shares (other than under employee benefit plans or a dividend reinvestment plan in effect on the date hereof), Five Arrows will not sell any of its Conversion Common Shares or the Common Shares issuable upon exercise of the Warrants retained by Five Arrows.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on this date above first written.


                [Remainder of this page intentionally left blank]

BRANDYWINE REALTY TRUST,                                FIVE ARROWS REALTY SECURITIES III,
a Maryland real estate investment trust                 L.L.C., Delaware limited liability company


By:__________________________________________           By:________________________________________
Name: Gerard H. Sweeney                                 Name: Matthew Kaplan
Title:  President and Chief Executive Officer           Title:   Manager

                                   SCHEDULE 1

---------------------------------------------------- ---------------------------------------------
Principle Preferred Share Purchase Price                       $90,234.375.00
---------------------------------------------------- ---------------------------------------------
Quarterly Dividend payable on January 15, 2004                 $ 2,296,875.00
---------------------------------------------------- ---------------------------------------------


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